Exhibit 23

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors
American Retirement Corporation

We consent to incorporation by reference in the Registration Statement Nos. 333-28657, 333-66821, 333-40162, 333-94747, and 333-106669 on Form S-8 and 333-116410 on Form S-3 of American Retirement Corporation of our reports dated March 2, 2005, with respect to the consolidated financial statements and all related schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which reports appear in this Annual Report on Form 10-K filed with the Securities and Exchange Commission.

As discussed in Note 1 to the consolidated financial statements, effective January 1, 2004, the Company changed its method of accounting for variable interest entities in accordance with FASB Interpretation No. 46(R), “Consolidation of Variable Interest Entities.”

/s/ KPMG LLP

Nashville, Tennessee
March 2, 2005

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